As filed with the Securities and Exchange Commission on September 27, 2005
                                                  Registration No. 333-122536
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                Amendment No. 2
                                       to
                                    FORM F-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            REDIFF.COM INDIA LIMITED
             (Exact name of registrant as specified in its charter)

       Republic of India                    7370                   N.A.
(State or other jurisdiction of      (Primary Standard        (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                        Code Number)

                    ________________________________________

          Mahalaxmi Engineering Estate             CT Corporation System
        1st Floor, L.J. First Cross Road            818 West 7th Street
          Mahim (West), Mumbai 400 016             Los Angeles, CA 90017
                91 (22) 2444-9144                    1 (213) 627-8252
        (Address and Telephone Number of       (Name, Address and Telephone
             Registrant's Principal             Number of Agent for Service)
                Executive Offices)

 Copy of all communications, including communications sent to the agent for service, to:
                            Jonathan B. Stone, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                      30th Floor, Tower Two, Lippo Centre
                        89 Queensway, Central, Hong Kong
                                (852) 2820-0700

                    ________________________________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ ____________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ ____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                    ________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                Explanatory Note

     This Amendment No. 2 to the Registration Statement on Form F-3 is being filed for the purpose of including current consents from Rediff.com India Limited's auditors as Exhibits 23.5 and 23.6 hereto. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note and
Part II of the Registration Statement. The Prospectus, including the Financial Statements, are unchanged and have been omitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

     Our Articles of Association provide that the directors and officers of the Company shall be indemnified by us against loss in defending any proceeding brought against officers and directors in their capacity as such, if the indemnified officer or director receives judgment in his favor or is acquitted in such proceeding. In addition, our Articles provide that we shall indemnify its officers and directors in connection with any application pursuant to
Section 633 of the Indian Companies Act, 1956 if relief is granted by the court in connection with such application.

     Reference is made to the form of indemnification agreement filed as
Exhibit 10.4 to our Form F-1 Registration Statement filed with the SEC in May 2000, pursuant to which we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

     The forms of Underwriting Agreements to be filed as Exhibits 1.1 and 1.2 to this Registration Statement will also provide for indemnification of us and our officers and directors.

     We have obtained directors and officers insurance providing indemnification for certain of our directors, officers, affiliates, partners or employees for certain liabilities.

     Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.  Exhibits and Financial Statement Schedules

     The following is a list of all exhibits filed as a part of the registration statement on Form F-3, including those incorporated by reference:

         1.1      Form of Underwriting Agreement relating to Equity Shares and
                  ADSs**

         1.2      Form of Underwriting Agreement relating to debt securities**

         4.1 Form of Senior Debt Indenture to be entered into between the Rediff.com India Limited and Citibank, N.A. as trustee*
         4.2      Form of Subordinated Debt Indenture to be entered into
                  between the Rediff.com India Limited and Citibank, N.A. as trustee*
         4.3 Deposit Agreement dated as of June 13, 2000, among Rediff.com India Limited, Citibank, N.A. and holders and beneficial owners of American Depositary Shares (including as an exhibit thereto, the form of American Depositary Receipt evidencing American Depositary Shares)*
         4.4      Form of Certificate for Equity Shares of Rediff.com India
                  Limited*
         4.5      Form of debt securities**
         5.1      Opinion of J. Sagar Associates*
         5.2      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
         23.1 Consent of Deloitte Haskins & Sells (in relation to the incorporation by reference of Rediff.com India Limited's Annual Report on Form 20-F for the fiscal year ended March
                  31, 2004)*
         23.2 Consent of Ernst & Young LLP (in relation to the incorporation by reference of Rediff.com India Limited's Annual Report on Form 20-F for the fiscal year ended March 31, 2004)*
         23.3     Consent of J. Sagar Associates (included in the opinion
                  filed as Exhibit 5.1)*
         23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5.2)*
         23.5 Consent of Deloitte Haskins & Sells (in relation to the incorporation by reference of Rediff.com India Limited's Annual Report on Form 20-F for the fiscal year ended March
                  31, 2005)
         23.6     Consent of Ernst & Young LLP (in relation to the
                  incorporation by reference of Rediff.com India Limited's Annual Report on Form 20-F for the fiscal year ended March
                  31, 2005)
         24.1 Powers of Attorney (included in the signature page of this Registration Statement)*
         25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A., the trustee under the
                  Senior Debt Indenture*
         25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A., the trustee under the Subordinated Debt Indenture*
________________

           *      Previously filed.
          ** To be filed by amendment, if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 6-K in connection with an offering of securities.


Item 10.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, (unless, in the opinion of its counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, and has duly caused this Amendment No. 2 to its Registration Statement of Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mumbai, India on September 27, 2005.

                                       Rediff.com India Limited



                                       By:  /s/ Ajit Balakrishnan
                                            -----------------------------------
                                            Name:  Ajit Balakrishnan
                                            Title: Chairman of the Board of
                                                   Directors/Managing Director


         Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registrant Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                           Title                                   Date
----------                                           -----                                   ----

/s/ Ajit Balakrishnan                      Chairman of the Board of Directors and      September 27, 2005
--------------------------------------     Managing Director (Principal Executive
Ajit Balakrishnan                          Officer)

  *                                        Director                                    September 27, 2005
--------------------------------------
Diwan Arun Nanda


  *                                        Director                                    September 27, 2005
--------------------------------------
Sunil N. Phatarphekar


  *                                        Director                                    September 27, 2005
--------------------------------------
Pulak Prasad


  *                                        Director                                    September 27, 2005
--------------------------------------
Ashok Narasimhan


  *                                        Director                                    September 27, 2005
--------------------------------------
Sridar Iyenger


  *                                        Chief Financial Officer (Principal          September 27, 2005
--------------------------------------     Financial Officer and Principal
Joy Basu                                   Accounting Officer)


  *                                        Authorized Representative in the            September 27, 2005
--------------------------------------     United States
Rajeev Bhambri


*  By:   /s/ Ajit Balakrishnan
      -------------------------------
   Name:  Ajit Balakrishnan
   Title: Chairman of the Board of Directors / Managing Director

* Ajit Balakrishnan, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

                                 Exhibit Index


Exhibit
    No.                        Description
-------                        ------------

1.3      Form of Underwriting Agreement relating to Equity Shares and ADSs**

1.4      Form of Underwriting Agreement relating to debt securities**

4.1 Form of Senior Debt Indenture to be entered into between the Rediff.com India Limited and Citibank, N.A. as trustee*
4.2 Form of Subordinated Debt Indenture to be entered into between the Rediff.com India Limited and Citibank, N.A. as trustee*
4.3 Deposit Agreement, dated as of June 13, 2000, among Rediff.com India Limited, Citibank, N.A.and holders and beneficial owners of American Depositary Shares (including as an exhibit thereto, the form of American Depositary Receipt evidencing American Depositary Shares)*
4.4      Form of Certificate for Equity Shares of Rediff.com India Limited*
4.5      Form of debt securities**
5.3      Opinion of J. Sagar Associates*
5.4      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
23.1 Consent of Deloitte Haskins & Sells Consent of Ernst & Young LLP (in relation to the incorporation by reference of Rediff.com India Limited's Annual Report on Form 20-F for the fiscal year ended March 31, 2004)*
23.2 Consent of Ernst & Young LLP Consent of Ernst & Young LLP (in relation to the incorporation by reference of Rediff.com India Limited's Annual Report on Form 20-F for the fiscal year ended March 31, 2004)*
23.3 Consent of J. Sagar Associates (included in the opinion filed as Exhibit 5.1)*
23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5.2)*
23.5 Consent of Deloitte Haskins & Sells Consent of Ernst & Young LLP (in relation to the incorporation by reference of Rediff.com India Limited's Annual Report on Form 20-F for the fiscal year ended March 31, 2005)
23.6 Consent of Ernst & Young LLP Consent of Ernst & Young LLP (in relation to the incorporation by reference of Rediff.com India Limited's Annual Report on Form 20-F for the fiscal year ended March 31, 2005)
24.1 Powers of Attorney (included in the signature page of this Registration Statement)*
25.1     Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of Citibank, N.A., the trustee under the Senior Debt Indenture*
25.2     Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of Citibank, N.A., the trustee under the Subordinated Debt Indenture*

________________

         *     Previously filed.
        ** To be filed by amendment, if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 6-K in connection with an offering of securities.